Exhibit 99

FOR IMMEDIATE RELEASE
May 4, 2005
Company:	Dominion
Contacts:
Media:	Mark Lazenby (804) 819-2042, mark_lazenby@dom.com Hunter Applewhite (804) 819-2043, hunter_applewhite@dom.com
Analysts:	Joe O'Hare (804) 819-2156, joseph_ohare@dom.com T.A. Hickman (804) 819-2129, thomas_hickman@dom.com Greg Snyder (804) 819-2383, james_gregory_snyder@dom.com

DOMINION ANNOUNCES FIRST QUARTER 2005 EARNINGS

  Company reaffirms 2005 earnings guidance

  Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. - Dominion (NYSE: D) announced today unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended March 31, 2005, of $429 million ($1.25 per share) compared to net income of $437 million ($1.34 per share) for the same period last year.

Operating earnings, which are defined as GAAP earnings adjusted for certain items, were $492 million ($1.44 per share) for the three months ended March 31, 2005, compared to operating earnings of $448 million ($1.37 per share) for the same period in 2004.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, reporting to the board of directors and for the company's annual incentive plan. Dominion management believes operating earnings provide a more meaningful representation of the company's fundamental earnings power.

Business segment results and detailed descriptions of items included in 2005 and 2004 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thos. E. Capps, chairman and chief executive officer, said:

"The first quarter was the latest witness to the strength in diversity of our assets. We were able to absorb the impact of some production delays with improved performance in other areas. We are pleased to have delivered operating earnings in the upper end of our guidance and reaffirm full-year operating earnings guidance of $5.00 to $5.10 per share as we continue our focus on delivering on 2005 expectations one quarter at a time."

In providing operating earnings guidance, Dominion management is not aware of differences between expected 2005 operating earnings and GAAP earnings beyond those recorded in the first quarter. The corresponding GAAP equivalent for 2005 earnings per share guidance is $4.81 to $4.91 per share.

First-quarter 2005 operating earnings compared to guidance

Dominion's operating earnings of $1.44 per share came in near the top of the company's operating earnings guidance range of $1.35 to $1.45 per share. Key drivers were the earlier-than-planned closing on the Dominion New England asset acquisition; the positive effect of establishing regulatory assets in connection with the North Carolina rate case settlement; higher contributions from the company's Producer Services business; higher-than-expected sales in our franchise service areas due to cooler-than-normal weather, and the benefit of higher-than-forecasted oil prices at Dominion Exploration & Production (E&P). These positive effects were partially offset by production delays in the Gulf of Mexico and the resulting impact from the discontinuance of hedge accounting on the delayed volumes; higher-than-planned unrecoverable fuel expenses at Dominion Virginia Power; and the write-off of certain start-up and integration costs associated with joining the PJM regional transmission organization.

Complete details of first-quarter 2005 results compared to company guidance can be found on Schedule 4 of this release.

First-quarter 2005 operating earnings compared to 2004

First-quarter 2005 operating earnings of $1.44 per share compares to $1.37 per share in the first quarter of 2004. The increase is primarily attributable to the acquisition of Dominion New England; higher natural gas and oil prices at E&P; higher contributions from the company's Producer Services business as well as Dominion Retail; the favorable impact of the North Carolina rate case settlement; and lower purchased-power capacity expenses. These positives were partially offset by higher expenses at E&P, primarily due to the discontinuance of hedge accounting for certain oil hedges, including subsequent changes in fair value of those hedges; and an increase in unrecoverable fuel expenses at Dominion Virginia Power.

Complete details of first-quarter 2005 operating earnings compared to 2004 can be found on Schedule 5 of this release.

Second-quarter 2005 operating earnings guidance

Dominion expects second-quarter 2005 operating earnings in the range of 73 cents to 85 cents per share. This compares to 81 cents per share in the second quarter of 2004. Drivers that compare favorably to 2004 include contributions from Dominion New England; higher commodity prices at E&P; higher margins from the company's Producer Services business; customer growth; and the effect of the second-quarter 2004 write-off of Virginia fuel expenses incurred in the first quarter of 2004 that had been deferred. Expected offsets include a return to normal weather; the effects of favorable second-quarter 2004 items at E&P not expected to recur in the second quarter of 2005, such as gains on oil options and a positive tax adjustment; higher expenses at E&P; and the effect of an unplanned outage at the Millstone power station.

In providing second-quarter 2005 operating earnings guidance, Dominion management is not aware of differences between operating earnings and GAAP earnings. Therefore the corresponding GAAP equivalent for second-quarter 2005 earnings per share guidance also is 73 cents to 85 cents per share.

Complete details of Dominion's second-quarter 2005 guidance can be found on the company's Web site at www.dom.com/investors/.

May 4 earnings conference call

Dominion will host a conference call at 10:00 a.m. EDT today, when management will discuss details of first-quarter 2005 earnings, preliminary earnings estimates for 2006 through 2008, and other issues of interest to the financial community. Members of the media also are invited to listen.

Domestic callers who wish to participate in the conference call should dial 888-243-3836. International callers should dial 973-935-2096. Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A live Web cast of the conference call will be available on the company's Web site at www.dom.com/investors/.

A replay of the conference call will be available from approximately 1 p.m. EDT, May 4, until 11 p.m. EDT, May 11. Domestic investors may access the recording by dialing 877-519-4471. International callers should dial 973-341-3080 to access the recording. The PIN for the conference call replay is 5958467. Additionally, a replay of the Web cast will be available on the company's investor information page by the end of the day May 4.

Dominion is one of the nation's largest producers of energy, with a portfolio of about 28,100 megawatts of generation, about 6 trillion cubic feet equivalent of proved natural gas reserves and 7,900 miles of natural gas transmission pipeline. Dominion also operates the nation's largest underground natural gas storage system with more than 965 billion cubic feet of storage capacity and serves retail energy customers in nine states. For more information about Dominion, visit the company's Web site at www.dom.com.

This release contains forward-looking statements including our expectations for 2005 earnings and for future growth that are subject to various risks and uncertainties. Discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as the receipt of approvals for and timing of the closing dates of pending acquisitions, realization of expected business interruption insurance proceeds, estimates of future market conditions, estimates of proved and unproved reserves and the behavior of other market participants. Other factors include, but are not limited to, weather conditions, governmental regulations, economic conditions in the company's service area, fluctuations in energy-related commodity prices, including changes in the cost of fuel for our regulated electric business, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates recoverable by Dominion including future recovery of fuel costs, the transfer of control over electric transmission facilities to a regional transmission organization, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, and other uncertainties. Other risk factors are detailed from time to time in Dominion's most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

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Schedule 1

Dominion
Preliminary Segment Operating Earnings
1st Quarter 2005

(millions, except earnings per share)
	Three months ended March 31
	2004	2003		Change
Operating Revenue	$4,732	$3,879		$853

Earnings:
Dominion Delivery	$184	$166		$18
Dominion Energy	99	65	(1)	34
Dominion Generation	145	148	(1)	(3)
Dominion Exploration & Production	112	129		(17)
Corporate & Other	(48)	(60)		12
OPERATING EARNINGS	$492	$448		$44
Items excluded from operating earnings (2)	(63)	(11)		(52)
GAAP EARNINGS	$429	$437		$ (8)

Common Shares Outstanding (average, diluted)	342.3	326.7		(15.6)

Earnings Per Share (EPS):
Dominion Delivery	$0.54	$0.51		$ 0.03
Dominion Energy	0.29	0.20	(1)	0.09
Dominion Generation	0.42	0.45	(1)	(0.03)
Dominion Exploration & Production	0.33	0.39		(0.06)
Corporate & Other	(0.14)	(0.18)		0.04
OPERATING EARNINGS	$1.44	$1.37		$ 0.07
Items excluded from operating earnings(2)	(0.19)	(0.03)		(0.16)
GAAP EARNINGS	$1.25	$1.34		$(0.09)

  2004 amounts have been recast to reflect coal and emissions trading in the generation segment.
  Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 2

Reconciliation of measures prepared in accordance with
Generally Accepted Accounting Principles (GAAP) versus non-GAAP measures

2005 Earnings (three months ended March 31, 2005)

The net effects of the following items, all shown on an after-tax basis, are included in 2005 reported earnings, but are excluded from operating earnings:

  $45 million in net charges related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities; and
  $18 million of charges related to exiting certain businesses consisting of:
    $11 million charge connected to trading activities discontinued in 2004, including an updated valuation of the Batesville long-term power-tolling contract to be divested in the second quarter of 2005, and other activities;
    $4 million of net charges related to Dominion Capital; and
    $3 million of net charges related to a miscellaneous asset impairment.

(millions, except per share amounts)	1Q05	2Q05	3Q05	4Q05	YTD 2005
Operating earnings	$492				$492
Items excluded from operating earnings (after-tax):
NUG Buyouts	(45)				(45)
Charges related to exiting certain businesses	(18)				(18)
Total items excluded from operating earnings	(63)				(63)
Reported net income	$429				$429

Common shares outstanding (average, diluted)	342.3				342.3

Operating earnings per share	$1.44				$1.44
Items excluded from operating earnings (after-tax):	(0.19)				(0.19)
Reported earnings per share	$1.25				$1.25

* Figures may not add due to rounding
  Full-year EPS may not equal sum of quarters due to share count differences

Schedule 3

Reconciliation of measures prepared in accordance with
Generally Accepted Accounting Principles (GAAP) versus non-GAAP measures

2004 Earnings (twelve months ended December 31, 2004)

The net effects of the following items, all shown on an after-tax basis, are included in 2004 reported earnings, but are excluded from operating earnings:

  $112 million charge resulting from a planned divestiture and updated valuation of a long-term power-tolling contract that had been used in connection with trading activities;
  $61 million charge related to the de-designation of oil hedges resulting from the delay of oil production following Hurricane Ivan and the changes in value of those hedges through the third-quarter;
  $61 million of charges related to our investment in and planned divestiture of Dominion Capital assets;
  $43 million charge related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities;
  $13 million of charges related to our discontinued telecommunications business;
  $6 million of expenses related to the sale of E&P assets in British Columbia;
  $6 million of net charges related to other items including:
    $7 million charge related to an agreement to settle a class action lawsuit;
    $7 million charge related to the impairment of miscellaneous investments;
    $11 million benefit related to the true-up of the Hurricane Isabel restoration cost estimate;
    $3 million net charge related to other items; and
  $28 million benefit related to the disposition of certain CNG International assets held for sale.
(millions, except per share amounts)	1Q04	2Q04	3Q04	4Q04	FY 2004
Operating earnings	$448	$267	$400	$408	$1,523
Items excluded from operating earnings (after-tax):
Valuation of long-term power-tolling contract				(112)	(112)
Hurricane Ivan -De-designation and changes in value of oil hedges			(61)		(61)
Dominion Capital related charges	(26)	(10)	(20)	(5)	(61)
Gain(loss) on NUG buyout			21	(64)	(43)
Telecom related charges	(8)	(7)		2	(13)
Expenses related to the sale of E&P assets (British Columbia)				(6)	(6)
Other items	5	(2)	(3)	(6)	(6)
Benefits related to CNGI assets held for sale	18	3		7	28
Total items excluded from operating earnings	(11)	(16)	(63)	(184)	(274)
Reported net income	$437	$251	$337	$224	$1,249

Common shares outstanding (average, diluted)	326.7	328.4	331.0	335.9	330.5

Operating earnings per share	$1.37	$0.81	$1.21	$1.22	$4.61
Items excluded from operating earnings (after-tax):	(0.03)	(0.05)	(0.19)	(0.55)	(0.83)
Reported earnings per share	$1.34	$0.76	$1.02	$0.67	$3.78

* Figures may not add due to rounding
  Full-year EPS may not equal sum of quarters due to share count differences

Schedule 4

Reconciliation of Operating Earnings(1) to Guidance
Three months ended March 31, 2005
Description	Earnings (millions)	EPS ($/share)

1Q05 Operating Earnings Guidance(2)	$493	$1.45
Reconciling Items:
Weather	10	0.03
Virginia Fuel Expense	(13)	(0.04)
E&P Price	7	0.02
E&P Production	(35)	(0.10)
Business Interruption Insurance	(5)	(0.02)
VPP Revenue	7	0.02
Dominion New England	17	0.05
NC Rate Case Settlement	16	0.05
IRS Tax Settlement	10	0.03
RTO Start-up and Integration Costs	(7)	(0.02)
Hedge De-designation (contracts to settle by year-end)	(20)	(0.06)
Hedge De-designation (contracts settled in 1Q05)	(11)	(0.03)
Producer Services	9	0.03
Retail	3	0.01
Other	11	0.03
Share dilution		(0.01)
1Q05 Actual Operating Earnings	$492	$1.44

  Refer to schedule 2 for details of items excluded from 1Q05 operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors

  The reconciliation of 1Q05 actual operating earnings to guidance begins at the upper end of Dominion's guidance range of $460 to $493 million or $1.35 to $1.45 per share originally provided on January 27, 2005.

Schedule 5
Dominion Preliminary Earnings Variance Reconciliation (unaudited) (millions, except EPS)	First Quarter 2005 vs. 2004
	Increase/(Decrease)
	Amount	EPS
Reconciling Items

Dominion Delivery
Dominion Retail	$12	$0.04
North Carolina Rate Case Settlement	6	0.02
Customer growth	3	0.01
Salaries, wages and benefits expense	(6)	(0.02)
Weather - gas	(1)	0.00
Weather - electric	(2)	(0.01)
Other	6	0.02
Share dilution	--	(0.03)
Change in contribution to operating earnings	$18	$0.03

Dominion Energy
Producer Services	$25	$0.08
2004 Corporate hedge	15	0.04
Salaries, wages and benefits expense	(5)	(0.02)
RTO start-up and integration costs	(4)	(0.01)
Other	3	0.01
Share dilution	--	(0.01)
Change in contribution to operating earnings	$34	$0.09

Dominion Generation
Fuel expenses in excess of rate recovery	($44)	($0.14)
Salaries, wages and benefits expense	(13)	(0.04)
RTO start-up and integration costs	(3)	(0.01)
Dominion New England	32	0.10
NUG capacity expenses	11	0.03
North Carolina Rate Case Settlement	10	0.03
Customer growth	5	0.02
Weather	(4)	(0.01)
Other	3	0.01
Share dilution	--	(0.02)
Change in contribution to operating earnings	($3)	($0.03)

Dominion E&P
O&M Expenses:
FAS133 - De-designation of certain oil hedges	($31)	($0.10)
FAS133 - 2004 Time value of oil options / other	(20)	(0.06)
Other O&M	(10)	(0.03)
Production	(28)	(0.09)
Average realized prices	25	0.08
VPP	30	0.09
Business Interruption Insurance	28	0.09
DD&A Rate	(11)	(0.03)
Share dilution	--	(0.01)
Change in contribution to operating earnings	($17)	($0.06)

Corporate & Other
Interest expense	$9	$0.03
Expenses other than interest expense	3	0.01
Change in contribution to operating earnings	$12	$0.04

Change in consolidated operating earnings	$44	$0.07
Change in items excluded from operating earnings (1)	($52)	($0.16)
Change in net income (GAAP earnings)	($8)	($0.09)

  Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.